UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under 240.14a-2

RENEWABLE ENERGY GROUP, INC.

(Name of Registrant as Specified In Its Charter)

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On February 28, 2022, Renewable Energy Group, Inc. (the “Company”) made the following announcements via various social media outlets in connection with the announcement of that certain Agreement and Plan of Merger, by and among the Company, Cyclone Merger Sub Inc. and Chevron Corporation.

Twitter

We announced an agreement to be acquired by @Chevron! Joining forces with Chevron is expected to give us additional resources as we aim to accelerate growth and strengthen our collective ability to deliver renewable fuels to customers and the world. https://www.regi.com/blogs/blog-details/resource-library/2022/02/28/chevron-announces-agreement-to-acquire-renewable-energy-group

@Chevron shares our focus on safety, integrity, operational excellence and helping build a lower-carbon future. Together, we can work to accelerate the transition to renewable, clean energy. https://www.regi.com/docs/default-source/chevronannouncement/reg---cvx-infographic.pdf

Our employees are the foundation of our success and will continue to be following the completion of the transaction. We are excited that post-close, Chevron’s renewable fuels business will be headquartered in Ames and operate under the name Renewable Fuels—REG.

Renewable Energy Group @REGbiofuels - 34m We announced an agreement to be acquired by @Chevron! Joining forces with Chevron is expected to give us additional resources as we aim to accelerate growth and strengthen our collective ability to deliver renewable fuels to customers and the world. regi.com/blogs/blog-det Chevron Renewable Energy Group Renewable Energy Group @REGbiofuels - 34m @Chevron shares our focus on safety, integrity, operational excellence and helping bulld a lower-carbon future. Together, we can work to accelerate the transition to renewable, clean energy. regi.com/docs/default-s. Renewable Energy Group @REGbiofuels - 34m Our employees are the foundation of our success and will continue to be following the completion of the transaction. We are excited that post-close, Chevron’s renewable fuels business will be headquartered in Ames and operate under the name Renewable Fuels - REG.

LinkedIn

We are excited to announce we have reached an agreement to be acquired by Chevron. Joining forces with a company that has the size, scale and capability of Chevron is expected to give us additional resources as we aim to accelerate growth and strengthen our collective ability to deliver the renewable fuels our customers and the world need.

The transaction combines REG’s growing renewable fuels production and leading feedstock capabilities with Chevron’s large manufacturing assets and leading distribution and commercial marketing position. REG has been a pioneer in working with customers to adopt lower carbon intensity fuel solutions across a multitude of global channels. The combined company is expected to benefit from complementary strengths across the renewable fuels value chain – from feedstocks to manufacturing to marketing to customers.

Our employees and their dedication to our mission, purpose and values made this transaction possible. We look forward to joining Chevron’s team and working together to accelerate the transition to renewable, clean energy.

https://lnkd.in/eEH3qAgk

We are excited to announce we have reached an agreement to be acquired by Chevron. Joining forces with a company that has the size scale and capability of Chevron is expected to give us additional resources as we aim to accelerate growth and strengthen our collective ability to deliver the renewable fuels our customers and the world need The transaction combines REG’s growing renewable fuels production and leading feedstock capabilities with Chevron’s large manufacturing assets and leading distribution and commercial marketing position. REG has been a pioneer in working with customers to adopt lower carbon intensity fuel solutions across a multitude of global channels. The combined company is expected to benefit from complementary strengths across the renewable fuels value chain - from feedstocks to manufacturing to marketing to customers. Our employees and their dedication to our mission purpose and values made this transaction possible. We look forward to joining Chevron’s team and working together to accelerate the transition to renewable clean energy. https://lnkd.in/eEH3qAgk

Additional Information About the Acquisition and Where to Find It

This communication is being made in respect of the proposed transaction involving Renewable Energy Group, Inc. (“REG”), Chevron Corporation (“Chevron”) and Cyclone Merger Sub Inc. A meeting of the stockholders of REG will be announced as promptly as practicable to seek stockholder approval in connection with the proposed transaction. REG expects to file with the SEC a proxy statement and other relevant documents in connection with the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of REG and will contain important information about the proposed transaction and related matters. INVESTORS AND STOCKHOLDERS OF REG ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT REG AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by REG with the SEC at the SEC’s website at www.sec.gov.

REG and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of REG’s stockholders in connection with the proposed transaction will be set forth in REG’s definitive proxy statement for its stockholder meeting at which the proposed transaction will be submitted for approval by REG’s stockholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2021. You may also find additional information about REG’s directors and executive officers in REG’s definitive proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on April 5, 2021 and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.

Forward Looking Statements

This announcement contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when REG or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance but instead represent only the beliefs of REG and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside REG’s control. Actual results and outcomes may differ materially from what is contained in such forward-looking statements as a result of various factors, including, without limitation: (1) the inability to consummate the transaction within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt the Merger Agreement, the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the Merger; (2) the risk that the Merger Agreement may be terminated in circumstances requiring REG to pay a termination fee; (3) the risk that the Merger disrupts REG’s current plans and operations or diverts management’s attention from its ongoing business; (4) the effect of the announcement of the Merger on the ability of REG to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; (5) the effect of the announcement of the Merger on REG’s operating results and business generally; (6) the amount of costs, fees and expenses related to the Merger; (7) the risk that REG’s stock price may decline significantly if the Merger is not consummated; (8) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against REG and others; (9) other factors that could affect REG’s business such as, without limitation, the availability, future price, and volatility of feedstocks, petroleum and products derived from petroleum; changes in governmental programs and policies requiring or encouraging the use of biofuels; availability of federal and state governmental tax incentives and incentives for bio-based diesel production; changes in the spread between bio-based diesel prices and feedstock costs; the potential impact of COVID-19 on our business and operations; any disruption of operations at our Geismar renewable diesel refinery (which would have a disproportionately adverse effect on our profitability); the unexpected closure of any of our facilities; the effect of excess capacity in the bio-based diesel industry and announced large plant expansions and potential co-processing of renewable diesel by petroleum refiners; unanticipated changes in the bio-based diesel market from which we generate almost all of our revenues; and seasonal fluctuations in our operating results; technological advances or new methods of bio-based diesel production or the development of energy alternatives to bio-based diesel; and (10) other risks to consummation of the proposed Merger, including the risk that the proposed Merger will not be consummated within the expected time period or at all.

If the proposed transaction is consummated, REG’s stockholders will cease to have any equity interest in REG and will have no right to participate in its earnings and future growth. Certain of these and other factors are identified and described in more detail in REG’s Annual Report on Form 10-K for the year ended December 31, 2020 as well as REG’s subsequent filings and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on REG’s projections and other forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, REG undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.